Exhibit 99.1

NEWS RELEASE

Disciplined Execution, Durable Momentum: Nabors 1Q 2026

HAMILTON, Bermuda, April 28, 2026 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported first quarter 2026 operating revenues of $784 million. Net loss attributable to Nabors’ shareholders for the quarter was $15 million, compared to net income of $10 million in the fourth quarter. First-quarter adjusted EBITDA was $205 million.

Selected Financial Information
(In millions, except rig activity)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Operating revenues	$783.5	$797.5	$736.2
Adjusted EBITDA	$204.8	$221.6	$206.3
Adjusted operating income	$48.6	$62.4	$51.7
Adjusted free cash flow	$(48.2)	$131.8	$(61.2)
Average rigs working:
Lower 48	65.3	59.8	60.6
International Drilling	92.6	93.3	85.0
Average total rigs working	167.9	162.9	153.2

1Q 2026 Highlights

o	The SANAD land drilling joint venture deployed one newbuild rig in the Kingdom of Saudi Arabia, bringing total newbuild deployments to 15. Four more are scheduled for 2026. In addition, SANAD reactivated one previously suspended rig, with a second resumption scheduled for the second quarter.
o	In the Lower 48 market, Nabors added four rigs during the first quarter. The Company’s working rig count in this market currently stands at 66, reflecting an increase of eight rigs since November 2025.
o	Continuing its debt reduction initiatives, Nabors redeemed the remaining outstanding balance of its notes due in 2028, reducing total debt to $2.1 billion as of March 31, 2026. Since year-end 2024, the Company has reduced its total debt by $386 million. The Company’s next debt maturity is $250 million due in 2029. Its weighted average debt maturity has been extended to more than five years.

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NEWS RELEASE

o	Nabors received three awards at the Oil & Gas Middle East Awards 2026, including Service Partner of the Year, recognizing its reliability, innovation, digital drilling capabilities, and strong operator partnerships.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “The conflict in the Middle East and its broader implications across global energy markets continue to reinforce the value of Nabors’ portfolio and geographic diversification. While our business in that region was only modestly impacted in the first quarter, we are well positioned to respond to changes in activity levels across our markets, supported by our global fleet and operational flexibility.

“Nabors’ first quarter results reflect continued improvement in Lower 48 activity, with another increase in rig count and fleet utilization. We believe we are gaining share in this market as clients increasingly prioritize high-specification rigs, integrated technology, and consistent operational execution in complex drilling environments. Our average rig count in the Lower 48 exceeded our growth expectations for the quarter, reflecting strong customer demand and contract visibility.

“In our International Drilling segment, we expanded activity across key markets. In Saudi Arabia we added two rigs. Another two rigs commenced operations in Latin America, one of which was an idle U.S. rig mobilized to Argentina under a long-term contract, demonstrating the flexibility of our asset base. Late in the quarter, we reactivated an offshore platform rig in Mexico, further increasing international utilization.

“Drilling Solutions’ (“NDS”) international business delivered sequential growth in the first quarter, with contributions across multiple product lines, including Performance Software, Managed Pressure Drilling, and Surface & Tubulars, which includes drilling equipment rentals. Our focus on NDS’s international markets continues to gain traction. These markets account for approximately 65% of the segment’s EBITDA, up from 31% in the first quarter of 2023, underscoring the increasing scale and profitability of our international footprint.”

Segment Results

International Drilling adjusted EBITDA was $121 million in the first quarter, compared to $131 million in the fourth quarter of 2025. Average rig count declined slightly, as contract expirations were largely offset by recent startups and new deployments. Daily adjusted gross margin for the first quarter was $16,880, reflecting increased costs in the Middle East related to staffing and logistics, as well as higher operating expenses and activity interruptions in certain markets.

The U.S. Drilling segment reported first quarter adjusted EBITDA of $88 million, compared to $93 million in the previous quarter. Results in the Lower 48 improved with average rig count increasing 9% sequentially, reflecting stronger activity and improving fleet utilization. As expected, results from the Offshore and Alaska operations declined sequentially.

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NEWS RELEASE

Drilling Solutions adjusted EBITDA was $39 million, compared to $41 million in the fourth quarter of 2025. Growth in international markets was offset by lower third-party activity in the U.S., mainly attributable to the decline in the U.S. third-party rig count.

Rig Technologies adjusted EBITDA was less than $1 million, compared to $5 million in the previous quarter. Aftermarket revenue declined sequentially, reflecting lower customer activity. Sales were constrained by logistical challenges in the Middle East.

Adjusted Free Cash Flow

Consolidated adjusted free cash flow was negative $48 million in the first quarter, compared to negative $61 million in the first quarter of 2025, reflecting a $13 million improvement year-over-year. This was driven primarily by lower cash interest payments.

On a sequential basis, adjusted free cash flow declined from the fourth quarter primarily due to typical seasonal activity patterns and timing of receivables and payables, as well as higher cash interest payments in the first quarter. Fourth quarter of 2025 results also benefited from settlements of certain outstanding claims. Historically, the Company generates its strongest free cash flow in the fourth quarter.

Miguel Rodriguez, Nabors CFO, stated, “In the first quarter we delivered free cash flow above our expectations. On a consolidated basis, we exceeded our midpoint target by more than $35 million, reflecting consistent execution and stronger working capital performance than planned. This outperformance was primarily related to the Nabors businesses outside of the SANAD joint venture.

“Our full-year outlook for rig count in the Lower 48 has strengthened. We now expect to exit the second quarter with approximately 69 rigs running and to sustain that level through year-end 2026. Even with this higher activity, we expect to maintain our measured capital allocation approach, with full-year capital spending in the previously guided range of $730 to $760 million, including $360 to $380 million for the SANAD newbuilds.

“Our focus remains on further strengthening the balance sheet, while our consistent growth strategy supports long-term shareholder value creation.”

Outlook

Nabors expects the following metrics for the second quarter of 2026:

U.S. Drilling

o   Lower 48 average rig count of 67 - 68 rigs

o   Lower 48 daily adjusted gross margin of approximately $13,300

o   Alaska and Gulf of America combined adjusted EBITDA of approximately $15 million

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NEWS RELEASE

International

o   Average rig count of 93 - 95 rigs

o   Daily adjusted gross margin of approximately $17,400 - $17,500

Drilling Solutions

o   Adjusted EBITDA of approximately $39 million

Rig Technologies

o   Adjusted EBITDA of approximately $3 million

Capital Expenditures

o   Capital expenditures of $180 - $190 million, including $75 - $80 million for newbuilds in Saudi Arabia

Adjusted Free Cash Flow

o   Adjusted free cash flow of approximately $10 million, including free cash consumption at SANAD of approximately $10 million

Mr. Petrello concluded, “Looking ahead to the remainder of the year, we see continued growth opportunities across both our U.S. and International Drilling businesses. This outlook is supported by contracted rig additions in each segment, which provide increased visibility into activity levels. Our disciplined approach to improving free cash flow is reflected in our first-quarter results, and we are positioned to deliver further improvements as we execute throughout the year.”

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NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management’s estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) before income taxes, interest expense, investment income (loss), gain on disposition of Quail Tools, gain on bargain purchase, and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. Adjusted gross margin represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

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NEWS RELEASE

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition-related costs. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability, performance and liquidity. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands, except per share amounts)	2026	2025	2025
Revenues and other income:
Operating revenues	$783,548	$736,186	$797,529
Investment income (loss)	2,887	6,596	7,600
Total revenues and other income	786,435	742,782	805,129

Costs and other deductions:
Direct costs	493,469	447,300	486,367
General and administrative expenses	71,760	68,506	76,279
Research and engineering	13,506	14,035	13,328
Depreciation and amortization	156,186	154,638	159,188
Interest expense	43,761	54,326	50,625
Gain on disposition of Quail Tools	-	-	1,595
Gain on bargain purchase	-	(112,999)	2,846
Other, net	(13,393)	44,790	(9,532)
Total costs and other deductions	765,289	670,596	780,696

Income (loss) before income taxes	21,146	72,186	24,433
Income tax expense (benefit)	16,884	15,007	7,440

Net income (loss)	4,262	57,179	16,993
Less: Net (income) loss attributable to noncontrolling interest	(19,428)	(24,191)	(6,645)
Net income (loss) attributable to Nabors	$(15,166)	$32,988	$10,348

Earnings (losses) per share:
Basic	$(1.54)	$2.35	$0.17
Diluted	$(1.54)	$2.18	$0.17

Weighted-average number of common shares outstanding:
Basic	14,213	10,460	14,131
Diluted	14,213	11,671	14,210

Adjusted EBITDA	$204,813	$206,345	$221,555

Adjusted operating income (loss)	$48,627	$51,707	$62,367

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(In thousands)	2026	2025
ASSETS
Current assets:
Cash and short-term investments	$500,853	$940,738
Accounts receivable, net	417,717	391,705
Other current assets	234,031	219,130
Total current assets	1,152,601	1,551,573
Property, plant and equipment, net	2,914,886	2,920,019
Other long-term assets	318,149	318,065
Total assets	$4,385,636	$4,789,657

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$-	$377,492
Trade accounts payable	322,837	300,467
Other current liabilities	262,378	315,042
Total current liabilities	585,215	993,001
Long-term debt	2,118,729	2,117,187
Other long-term liabilities	240,163	241,826
Total liabilities	2,944,107	3,352,014

Redeemable noncontrolling interest in subsidiary	489,129	482,446

Equity:
Shareholders’ equity	568,942	590,727
Noncontrolling interest	383,458	364,470
Total equity	952,400	955,197
Total liabilities and equity	$4,385,636	$4,789,657

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended
	March 31,		December 31,
(In thousands, except rig activity)	2026	2025	2025
Operating revenues:
U.S. Drilling	$241,144	$230,746	$240,624
International Drilling	419,496	381,718	423,842
Drilling Solutions	106,222	93,179	107,879
Rig Technologies (1)	27,222	44,165	37,747
Other reconciling items (2)	(10,536)	(13,622)	(12,563)
Total operating revenues	$783,548	$736,186	$797,529

Adjusted EBITDA: (3)
U.S. Drilling	$88,065	$92,711	$93,213
International Drilling	121,281	115,486	131,262
Drilling Solutions	38,662	40,853	41,302
Rig Technologies (1)	505	5,563	4,946
Other reconciling items (4)	(43,700)	(48,268)	(49,168)
Total adjusted EBITDA	$204,813	$206,345	$221,555

Adjusted operating income (loss): (5)
U.S. Drilling	$24,624	$31,599	$28,556
International Drilling	40,757	32,958	49,638
Drilling Solutions	31,872	32,913	34,022
Rig Technologies (1)	(1,888)	4,335	1,341
Other reconciling items (4)	(46,738)	(50,098)	(51,190)
Total adjusted operating income (loss)	$48,627	$51,707	$62,367

Rig activity:
Average Rigs Working: (7)
Lower 48	65.3	60.6	59.8
Other US	10.0	7.6	9.8
U.S. Drilling	75.3	68.2	69.6
International Drilling	92.6	85.0	93.3
Total average rigs working	167.9	153.2	162.9

Daily Rig Revenue: (6),(8)
Lower 48	$32,653	$34,546	$32,938
Other US	54,646	61,361	66,003
U.S. Drilling (10)	35,573	37,557	37,582
International Drilling	50,351	49,895	49,391

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$13,177	$14,276	$13,303
Other US	19,559	30,374	29,557
U.S. Drilling (10)	14,024	16,084	15,586
International Drilling	16,880	17,421	17,630

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(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)”.

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)”.

(6)	Rig revenue days represents the number of days the Company’s rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(in thousands, except per share amounts)	2026	2025	2025
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$4,262	$57,179	$16,993
Less: net (income) loss attributable to noncontrolling interest	(19,428)	(24,191)	(6,645)
Less: deemed dividends to SPAC public shareholders	—	—	(250)
Less: distributed and undistributed earnings allocated to unvested shareholders	—	(1,177)	(301)
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(6,683)	(7,184)	(7,344)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$(21,849)	$24,627	$2,453

Weighted-average number of shares outstanding - basic	14,213	10,460	14,131
Earnings (losses) per share:
Total Basic	$(1.54)	$2.35	$0.17

DILUTED EPS:
Adjusted income (loss), net of tax - basic	$(21,849)	$24,627	$2,453
Add: after tax interest expense of convertible notes	—	848	—
Add: effect of reallocating undistributed earnings of unvested shareholders	—	4	1
Adjusted income (loss), net of tax - diluted	$(21,849)	$25,479	$2,454

Weighted-average number of shares outstanding - basic	14,213	10,460	14,131
Add: if converted dilutive effect of convertible notes	—	1,176	—
Add: dilutive effect of potential common shares	—	35	79
Weighted-average number of shares outstanding - diluted	14,213	11,671	14,210
Earnings (losses) per share:
Total Diluted	$(1.54)	$2.18	$0.17

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

  RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

  (Unaudited)

(In thousands)

	Three Months Ended March 31, 2026
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$24,624	$40,757	$31,872	$(1,888)	$(46,738)	$48,627
Depreciation and amortization	63,441	80,524	6,790	2,393	3,038	156,186
Adjusted EBITDA	$88,065	$121,281	$38,662	$505	$(43,700)	$204,813

	Three Months Ended March 31, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$31,599	$32,958	$32,913	$4,335	$(50,098)	$51,707
Depreciation and amortization	61,112	82,528	7,940	1,228	1,830	154,638
Adjusted EBITDA	$92,711	$115,486	$40,853	$5,563	$(48,268)	$206,345

	Three Months Ended December 31, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$28,556	$49,638	$34,022	$1,341	$(51,190)	$62,367
Depreciation and amortization	64,657	81,624	7,280	3,605	2,022	159,188
Adjusted EBITDA	$93,213	$131,262	$41,302	$4,946	$(49,168)	$221,555

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2026	2025	2025
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$17,405	$18,995	$13,015
Plus: General and administrative costs	5,324	4,817	4,874
Plus: Research and engineering	1,143	823	1,199
GAAP Gross Margin	23,872	24,635	19,088
Plus: Depreciation and amortization	53,595	53,225	54,123
Adjusted gross margin	$77,467	$77,860	$73,211

Other - U.S. Drilling
Adjusted operating income (loss)	$7,219	$12,604	$15,541
Plus: General and administrative costs	458	405	416
Plus: Research and engineering	80	62	90
GAAP Gross Margin	7,757	13,071	16,047
Plus: Depreciation and amortization	9,846	7,887	10,534
Adjusted gross margin	$17,603	$20,958	$26,581

U.S. Drilling
Adjusted operating income (loss)	$24,624	$31,599	$28,556
Plus: General and administrative costs	5,782	5,222	5,290
Plus: Research and engineering	1,223	885	1,289
GAAP Gross Margin	31,629	37,706	35,135
Plus: Depreciation and amortization	63,441	61,112	64,657
Adjusted gross margin	$95,070	$98,818	$99,792

International Drilling
Adjusted operating income (loss)	$40,757	$32,958	$49,638
Plus: General and administrative costs	17,609	16,378	18,207
Plus: Research and engineering	1,749	1,414	1,821
GAAP Gross Margin	60,115	50,750	69,666
Plus: Depreciation and amortization	80,524	82,528	81,624
Adjusted gross margin	$140,639	$133,278	$151,290

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2026	2025	2025
Net income (loss)	$4,262	$57,179	$16,993
Income tax expense (benefit)	16,884	15,007	7,440
Income (loss) before income taxes	21,146	72,186	24,433
Investment (income) loss	(2,887)	(6,596)	(7,600)
Interest expense	43,761	54,326	50,625
Gain on disposition of Quail Tools	-	-	1,595
Gain on bargain purchase	-	(112,999)	2,846
Other, net	(13,393)	44,790	(9,532)
Adjusted operating income (loss) (1)	48,627	51,707	62,367
Depreciation and amortization	156,186	154,638	159,188
Adjusted EBITDA (2)	$204,813	$206,345	$221,555

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	March 31,	December 31,
(In thousands)	2026	2025
Current debt	$-	$377,492
Long-term debt	2,118,729	2,117,187
Total Debt	2,118,729	2,494,679
Less: Cash and short-term investments	500,853	940,738
Net Debt	$1,617,876	$1,553,941

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2026	2025	2025
Net cash provided by operating activities	$113,339	$87,735	$245,841
Add: Capital expenditures, net of proceeds from sales of assets	(161,558)	(159,161)	(114,043)
Free cash flow	$(48,219)	$(71,426)	$131,798
Cash paid for acquisition related costs (1)	-	10,181	-
Adjusted free cash flow	$(48,219)	$(61,245)	$131,798

(1) Cash paid related to the Parker Drilling acquisition

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition related costs. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

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